UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 5, 2012

Central Garden & Pet Company

(Exact name of registrant as specified in its charter)

Delaware	001-33268	68-0275553
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1340 Treat Boulevard, Suite 600, Walnut Creek, California		94597
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (925) 948-4000

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 5, 2012, Central Garden & Pet Company (the “Company”) issued a press release announcing the appointment of Steven R. LaMonte as Executive Vice President, President-Garden Segment, effective as of May 7, 2012. Mr. LaMonte will report to Gus Halas, the President and Chief Executive Officer of the Central Operating Companies. A copy of the press release is attached hereto as Exhibit 99.1.

Pursuant to his employment agreement effective May 7, 2012, Mr. La Monte will receive an annual salary of $425,000 and will be eligible for an annual bonus targeted at 50% of his base compensation, subject to his and the Company’s performance. In addition, Mr. LaMonte will receive stock options for 80,000 shares of the Company’s non-voting Common Stock (“CENTA”) with an exercise price equal to the closing price of the CENTA shares on May 7, 2012. The options will vest over four years at a rate of 25% per year, with the first tranche vesting March 26, 2013, and expire six years from the issue date. Mr. LaMonte will also receive 40,000 restricted shares of CENTA, which will vest at a rate of 33-1/3% per year beginning at the end of year four and become fully vested at the end of year six. The agreement may be terminated upon 30 days written notice and in such an event, he would be entitled to nine months of base salary subject to the execution of a general release. The employment agreement also provides for a Post-Employment Consulting Agreement and an Agreement to Protect Confidential Information, Intellectual Property and Business Relationships.

Mr. LaMonte, age 56, will serve at the pleasure of the Board of Directors. There was no arrangement or understanding between him and any other person pursuant to which he was to be selected as an officer, and Mr. LaMonte has no family relationship with any officer or director of the Company.

Mr. LaMonte has a career that spans over 30 years in consumer products companies. Since 2009, Mr. LaMonte was Vice President, Latin America & Asia Pacific Regions for Johnson & Johnson’s McNeil Laboratories division. From 2006 through 2009, Mr. LaMonte was Worldwide Vice President, RX-OTC Switch & Innovation at Johnson & Johnson. Prior to working with Johnson & Johnson, Mr. Lamonte held numerous leadership positions at Pfizer Consumer Healthcare, Schering-Plough, Nestle Foods and other consumer products companies.

Item 9.01. Financial Statements and Exhibits

99.1	Press Release dated April 5, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL GARDEN & PET COMPANY

By:	/s/ Lori A. Varlas
Lori A. Varlas
Senior Vice President, Chief Financial Officer
and Secretary

Dated: April 6, 2012